UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) April 25, 2003

                                  Azurel, Ltd.

             (Exact name of registrant as specified in its charter)



         Delaware                   0-22809                 13-3842844

(State or other jurisdiction      (Commission              (IRS Employer
    of incorporation)             File Number)           Identification No.)

                                23F Commerce Road
                                 Fairfield, NJ                     07004
                   (Address of principal executive offices)     (Zip Code)


        Registrant's telephone number, including area code: 973-575-9500

Item 4. Changes in Registrant's Certifying Accountant.

Effective April 25, 2003, Azurel, Ltd., a Delaware corporation (the "Registrant") dismissed Grassi & Co. CPAs, P.C. ("Grassi") as Registrant's independent accountants, which action was approved by Registrant's Board of Directors and the Audit Committee of the Board of Directors.

(a)(1) Feldman Sherb & Co., P.C., a professional corporation of certified public accountants ("Feldman"), was the independent accounting firm for the Registrant, for the year ended December 31, 2001 and through the period ended April 19, 2002. Feldman was merged into Grassi on April 17, 2002 with Grassi as the successor firm.

Except as described in the following sentence, the reports of Grassi on the financial statements of Registrant for either of the past two fiscal years did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. The report of Grassi (as successor to Feldman) on the financial statements of Registrant for the fiscal year ended December 31, 2001 does, however, contain an expression of substantial doubt regarding Registrant's ability to continue as a going concern.

     In addition, during Registrant's two most recent fiscal years and through April 25, 2003, there was no disagreement with Grassi on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

     Registrant has requested that Grassi furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements in this Item 4. A copy of any response received by Registrant to that request will be promptly filed as an amendment to this Form 8-K, and no later than two business days after it is received from Grassi.


(a)(2) On April 25, 2003 Marcum & Kliegman LLP ("MKLLP") was engaged as the Company's new independent accountants commencing with the audit for the year ended December 31, 2002 which action was approved by the Registrant's Board of

Directors and the Audit Committee of the Board of Directors. During the two most recent fiscal years and the interim period preceding the engagement of MKLLP, Registrant had not consulted with MKLLP regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on Registrant's financial statements, and neither a written report or oral advice was provided to the Company by MKLLP that MKLLP concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issues; or (ii) any matter that was either the subject of a "disagreement" or event identified in response to paragraph (a)(1)(iv) of Item 304, as those terms are used in Item 304(a)(1)(iv) of Regulations S-B and S-K and the related instructions to Item 304 of Regulations S-B and S-K.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                  AZUREL, LTD.
                                  (Registrant)



May 14, 2003




                                              /s/ Steven Moskowitz

                                              --------------------

                                              Steven Moskowitz
                                              Chief Executive Officer